Exhibit 99.(n)

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-150092 on Form N-6 of our report dated March 13, 2026, relating to the financial statements and financial highlights for each of the variable accounts of Pacific Select Exec Separate Account of Pacific Life Insurance Company for the year ended December 31, 2025, incorporated by reference in the Statements of Additional Information, which are part of such Registration Statements and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statements of Additional Information, which are part of such Registration Statements.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 21, 2026

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement No. 333-150092 on Form N-6 of our report dated March 17, 2026 related to the statutory-basis financial statements of Pacific Life Insurance Company as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in the Statements of Additional Information, which are part of such Registration Statements, and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors" in the Statements of Additional Information, which are part of such Registration Statements.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 21, 2026